SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Abrams Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ABRAMS INDUSTRIES, INC.

Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 25, 2004

      The Annual Meeting of Shareholders of ABRAMS INDUSTRIES, INC. (the “Company”) will be held on Wednesday, August 25, 2004, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1)	The election of eight Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are elected and qualified.

(2)	Such other matters as may properly come before the Meeting or any and all adjournments thereof.

      The Board of Directors has fixed the close of business on July 12, 2004, as the record date for the determination of the shareholders who will be entitled to notice of, and to vote at, this Meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

July 30, 2004

IMPORTANT — YOUR PROXY IS ENCLOSED.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
NOMINATION OF DIRECTORS
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION OF DIRECTORS
SHAREHOLDER RETURN
INFORMATION CONCERNING THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANT
CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD
SHAREHOLDER PROPOSALS
OTHER MATTERS

ABRAMS INDUSTRIES, INC.

EXECUTIVE OFFICES

1945 The Exchange

Suite 300
Atlanta, Georgia 30339-2029

PROXY STATEMENT

      The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 25, 2004, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2004, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about July 30, 2004.

GENERAL INFORMATION

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the President of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this Proxy Statement. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters. A system administered by the Company’s transfer agent will tabulate the votes cast.

      The Company pays the cost of soliciting proxies. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

      As of July 12, 2004, the record date for the Meeting, there were 3,206,113 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one vote per share.

ELECTION OF DIRECTORS

      The Board of Directors recommends the election of the eight nominees listed below to constitute the entire Board to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees. The Board has determined that David L. Abrams, Samuel E. Allen, Gilbert L. Danielson, Robert T. McWhinney, Jr. and Felker W. Ward, Jr. are independent Directors within the meaning of the listing standards of the Nasdaq Stock Market.

      The following information relating to: (1) age as of August 25, 2004; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, Mr. Abrams has been Co-Chairman of the Board since 1998, Chief Executive Officer since 1999, and President since 2000. From 1998 to 1999, he was President and Chief Operating Officer. Mr. Abrams is 49.

David L. Abrams	A Director of the Company since 2000, Mr. Abrams has been President of Silver Star Management Corp., an investment management company, and has been engaged in managing family investments, including shares of the Company as described in the first sentence of Footnote 1 to the Share Ownership Table below, since October 2000. He was associated with the law firm of Sutherland Asbill & Brennan LLP from 1993 to 2001. Mr. Abrams is 46.

J. Andrew Abrams	A Director of the Company since 1992, Mr. Abrams has been Co-Chairman of the Board since 1998, and Vice President-Business Development since 2000. He served as President and Chief Operating Officer from 1999 to 2000. From 1997 to 1999, he was Executive Vice President. Mr. Abrams is 44.

Samuel E. Allen	A Director of the Company since September 2003, Mr. Allen has served as Chairman and Chief Executive Officer of investment management company Globalt, Inc. since 1990. He is also a Director of Chattem, Inc. Mr. Allen is 68.

Gilbert L. Danielson	A Director of the Company since 2000, Mr. Danielson serves as Executive Vice President, Chief Financial Officer and Director of Aaron Rents, Inc., a company engaged in the rental, lease ownership and specialty retailing of consumer electronics, furniture, household appliances, and accessories. Mr. Danielson is 58.

Melinda S. Garrett	A Director of the Company since 1999, Ms. Garrett has been Corporate Secretary since 2000, Vice President since May 2004, and was Chief Financial Officer from 1997 to 2003. She also has served Abrams Properties, Inc. as Chief Executive Officer since 2003, President since 2001, Chief Financial Officer from 1998 to 2000, and Vice President from 1993 to 2000. Ms. Garrett is 48.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Robert T. McWhinney, Jr.	A Director of the Company since 2000, Mr. McWhinney has been the President and Chief Executive Officer of consulting company Douglass, McCarthy & McWhinney, Inc. since 2003. He was the Group Vice President — Consulting Operations for Jacobs Engineering Group, Inc., an engineering, construction and consulting company, from January 2001 until June 2003, and the President of Jacobs Consultancy, Inc., an international technical and management consulting company and an operating subsidiary of Jacobs Engineering Group, Inc., from October 2001 until June 2003. He was President and Chief Executive Officer of Stone & Webster Management Consultants, Inc., an international management consulting company and an operating subsidiary of Stone & Webster, Inc., from 1997 to 2000. Mr. McWhinney is 64.

Felker W. Ward, Jr.	A Director of the Company since 1992, Mr. Ward is a member of investment advisory company Pinnacle Investment Advisors, LLC, and served as Chairman of that company from 1994 to 2004. He also is a Director of AGL Resources, Inc. and Atlanta Life Insurance Company. Mr. Ward is 71.

      Alan R. Abrams and J. Andrew Abrams are brothers, and are the sons of Edward M. Abrams, the Company’s Chairman Emeritus, who retired as a member of the Board of Directors in 2003. David L. Abrams is first cousin to Alan R. Abrams and J. Andrew Abrams, and nephew to Edward M. Abrams. There are no other family relationships between any Executive Officers or Directors of the Company.

      On June 2, 2000, in conjunction with and as a condition to Stone & Webster, Inc.’s definitive agreement to sell substantially all of its assets to Jacobs Engineering Group, Inc., Stone & Webster and 71 affiliates, including Stone & Webster Management Consultants, Inc., of which Mr. McWhinney formerly served as President and Chief Executive Officer, sought bankruptcy court approval of the asset sale by filing a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The reorganization concluded with the purchase of Stone & Webster, Inc. by another company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 2004, the Board of Directors held seven meetings, the Audit Committee held five meetings, and the Compensation Committee held one meeting. All of the Directors who served during the fiscal year ended April 30, 2004, attended at least 75% of the aggregate of all Board meetings and the meetings of each committee of the Board on which he or she served, if any, except for Mr. Ward and Mr. Allen. Mr. Ward attended four of the seven Board of Directors meetings. After his appointment to the Board of Directors in September 2003, Mr. Allen attended 100% of all Board meetings and one of the two Audit Committee meetings. All of the then-incumbent Directors attended last year’s Annual Meeting of Shareholders.

      The Board has a standing Audit Committee composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. The Committee currently consists of Samuel E. Allen, Gilbert L. Danielson, and Felker W. Ward, Jr. The Board has determined that Mr. Danielson is an “audit committee financial expert” within the meaning of the rules of the Securities & Exchange Commission. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors and the performance of financial management; and (3) the Company’s ethical and legal compliance. The Audit Committee has the sole authority to appoint, compensate, retain, and terminate the independent accountants, and to pre-approve all audit and permitted non-audit services provided by the independent accountants. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, attached to this Proxy Statement as Appendix A, and which is available at the Company’s website, www.abramsindustries.com, through the “Corporate Governance” link.

      The Board has a standing Compensation Committee, composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. The Committee currently consists of Samuel E. Allen, Gilbert L. Danielson, and Robert T. McWhinney, Jr. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation. The Committee is authorized to determine the compensation of the Company’s Executive Officers, and to administer the Company’s 2000 Stock Award Plan. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available at the Company’s website, www.abramsindustries.com, through the “Corporate Governance” link.

      The Board has a standing Nominating Committee composed entirely of independent Directors as defined in the listing standards of the Nasdaq Stock Market. The Committee currently consists of Samuel E. Allen, Gilbert L. Danielson, Robert T. McWhinney, Jr. and Felker W. Ward, Jr. The primary function of the Nominating Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance. The Committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Company’s annual shareholder meeting. The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors, which is available at the Company’s website, www.abramsindustries.com, through the “Corporate Governance” link.

      The Board has a standing Executive Committee, currently consisting of Alan R. Abrams, J. Andrew Abrams, and Melinda S. Garrett. The Committee is empowered to take actions that do not require the approval of the full Board of Directors, subject to the authority of the other Board committees and to the requirements of applicable law. All actions of the Executive Committee subsequently are affirmed by the full Board of Directors.

NOMINATION OF DIRECTORS

      Nominations Process. The Nominating Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with the Company’s Annual Meeting of Shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent Director for re-election, the Board and the Nominating Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such Director comes up for re-election.

      When the need for a new Director arises (whether because of a newly created Board seat or vacancy), the Nominating Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

      Director Qualifications. The Nominating Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified Directors. At a minimum, Directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, and the ability to devote sufficient time to carry out the duties of a Director. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a Director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

      Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which Directors are to be elected may be made by any Company shareholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Section 10 of the Company’s Bylaws. Section 10 provides that notice of proposed shareholder nominations must be given to the Secretary of the Company at the Company’s principal executive offices not less than sixty days nor more than ninety days prior to the meeting at which Directors are to be elected, unless the notice of meeting is given less than sixty days prior to the meeting, in which case the notice of nomination must be received not later than the tenth day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      The Nominating Committee will consider recommending to the Board that it include in the Board’s slate of Director nominees for a shareholders’ meeting a nominee submitted to the Company by a shareholder who has beneficially held at least five percent of the Company’s outstanding Common Stock for at least two years. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Section 10 of the Bylaws to the Secretary of the Company at the Company’s principal executive offices within the time period prescribed by Rule 14a-8 under the Exchange Act — generally, at least 120 days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. That deadline can be found below, under “Shareholder Proposals.” The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the Meeting, and should submit information demonstrating that the shareholder has beneficially owned at least five percent of the Company’s outstanding Common Stock for at least two years. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and the Committee request in connection with their evaluation of the nominee.

      The shareholder’s nominee must satisfy the minimum qualifications for Director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Company holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES

AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth the beneficial ownership as of April 30, 2004, of the Common Stock by (1) persons (as that term is defined by the Securities and Exchange Commission) who beneficially own more than 5% of the outstanding shares of such stock; (2) Directors; (3) Executive Officers named in the Summary Compensation Table below; and (4) all Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than 100%, because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person.

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

David L. Abrams	747,678	(1)(2)	23.51%

Kandu Partners L.P.	612,208		19.25%
Post Office Box 53407
Atlanta, Georgia 30355

Alan R. Abrams	502,100	(3)(4)(6)	15.79%

J. Andrew Abrams	502,000	(3)(4)	15.78%

Abrams Partners, L.P.	500,000		15.72%
7525 Princeton Trace
Atlanta, Georgia 30328

Edward M. Abrams	289,697	(4)(5)	9.11%

Bank of America Corporation	168,258	(7)	5.29%
100 South Tryon Street
Charlotte, North Carolina 28255

Claire J. Wiggill	5,000		*

Felker W. Ward, Jr.	3,684		*

Melinda S. Garrett	2,000		*

Samuel E. Allen	1,000		*

Gilbert L. Danielson	1,000		*

Robert T. McWhinney, Jr.	1,000	(8)	*

George W. Hodges, Jr.	400		*

All Executive Officers and Directors as a group (11 persons)	1,557,559		48.97%

*	Less than 1%

(1)	Includes 612,208 shares (19.25% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his control of the general partner of the partnership, and 400 shares held by the Estate of Bernard W. Abrams, for which David L. Abrams serves as Co- Executor.
(2)	Includes 25,064 shares owned by Purple Heart Partners LLLP, which David L. Abrams beneficially owns due to his control of the general partner of the partnership.

(3)	Includes 500,000 shares (15.72% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.
(4)	Does not include 144,817 shares (4.55% of the outstanding shares) owned by two trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams and Laurie Abrams Lindey, are beneficiaries. An independent trustee, who holds the power to vote and dispose of the shares, administers the two trusts.
(5)	Includes 12,389 shares owned jointly with and 19,919 shares owned directly by Mr. Abrams’ wife. Also includes 8,604 shares held by an estate, for which Mr. Abrams’ wife serves as Co-Executor.
(6)	Includes 100 shares owned by Mr. Abrams’ wife.
(7)	Consists primarily of shares owned by the trusts referenced in Footnote 4 above, of which Bank of America Corporation serves as trustee.
(8)	All shares are owned jointly with Mr. McWhinney’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers, and persons who beneficially own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this statute. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations of such persons, all required forms were filed on time.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and each of the four other most highly compensated Executive Officers (“named Executive Officers”) for services rendered in all capacities during the Company’s last three fiscal years:

		Annual Compensation			Long-Term
					Compensation
					Awards

	Fiscal	Salary	Bonus	Other	Restricted	Securities	All Other
	Year	($)	($)(1)	Annual	Stock	Underlying	Compensation
Name and				Compensation	Awards	Options	($)(5)
Principal Position				($)(2)	($)(3)	(#)(4)

Alan R. Abrams	2004	300,000	25,000	—	—	—	20,020
Co-Chairman,	2003	300,000	5,769	—	—	150,000	13,323
President and CEO.	2002	275,000	40,288	—	—	—	15,271
Former CEO and President,
Servidyne Systems, LLC

Melinda S. Garrett	2004	195,000	50,000	—	—	—	19,356
Vice President and	2003	195,000	28,750	—	—	50,000	13,300
Secretary.	2002	182,500	28,510	—	—	—	14,661
CEO and President,
Abrams Properties, Inc.

J. Andrew Abrams	2004	165,000	—	—	—	—	19,335
Co-Chairman and Vice	2003	165,000	3,173	—	—	50,000	13,162
President — Business	2002	155,000	22,981	—	—	—	15,166
Development

George W. Hodges, Jr. (6)	2004	161,500	—	—	—	—	1,578
Former President and	2003	137,020	2,635	—	—	25,000	422
Chief Executive Officer,	2002	136,520	5,712	—	—	—	—
Abrams Construction, Inc.

Claire J. Wiggill	2004	159,950	—	—	—	—	2,786
Vice President.	2003	147,000	17,826	—	—	25,000	679
Interim President,	2002	84,500	11,346	—	20,000	—	—
Servidyne Systems, LLC

(1)	Consists of cash holiday bonuses, incentive bonuses (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer) and cash profit-sharing. Holiday bonuses equal to one week’s pay are paid to all employees meeting specified service requirements, at the discretion of the Chief Executive Officer of the Company. There were no holiday bonuses paid in 2004 to any of the named Executive Officers. Holiday bonuses are not subject to deferral.
(2)	Perquisites and other benefits paid by the Company on behalf of the Executive Officers, if any, do not meet the SEC threshold for disclosure.
(3)	Shares of restricted stock were awarded pursuant to the Company’s 2000 Stock Award Plan. Dividends were paid on all restricted stock at the same rate payable to all common shareholders, and are not reflected in the values in the table above.
(4)	Options were granted on July 17, 2002, pursuant to the Company’s 2000 Stock Award Plan.

(5)	Consists of: (i) matching contributions to the Company’s 401(k) Plan; (ii) premiums paid on behalf of the named Executive Officers under individual life insurance policies; and (iii) Directors fees. Such amounts in the fiscal year ended April 30, 2004, were as follows:

	Matching	Premiums
	Contributions	for
	to 401(k)	Life	Directors
	Plan	Insurance	Fees

Alan R. Abrams	$3,000	$720	$16,300
Melinda S. Garrett	3,056	—	16,300
J. Andrew Abrams	2,475	560	16,300
George W. Hodges	1,578	—	—
Claire J. Wiggill	2,786	—	—

(6)	Employment ended in June 2004. Pursuant to the Company’s 2000 Stock Award Plan, 25,000 stock options were issued on July 17, 2002, of which 12,500 options were not vested in June 2004, and expired immediately. The remaining 12,500 options will expire in September 2004, if not exercised.

      There were no individual grants of stock options made during the fiscal year ended April 30, 2004, to any of the named Executive Officers, and no named Executive Officer exercised any stock options during that period. None of the stock options held by the named Executive Officers were “in-the-money” as of April 30, 2004.

EQUITY COMPENSATION PLAN

      The Abrams Industries, Inc. 2000 Stock Award Plan (the “Stock Award Plan”) was adopted by the Board of Directors on May 26, 2000, and subsequently approved by the shareholders on August 23, 2000. Awards granted under the Stock Award Plan may be incentive stock options; nonqualified stock options; shares of Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; stock appreciation rights; or performance shares. The number of shares of Common Stock with respect to which awards may be granted under the Stock Award Plan is a maximum of 1,000,000 shares. The Company has no other compensation plans or arrangements under which equity securities are authorized for issuance.

      The following table sets forth certain information regarding the Stock Award Plan as of April 30, 2004:

(c)
(a)		Number of
Number of	(b)	Securities
Securities to Be	Weighted-	Remaining Available
Issued Upon	Average Exercise	for Future Issuance
Exercise of	Price of	(Excluding Securities
Outstanding	Outstanding	Reflected in
Options	Options	Column (a))

658,590	$5.09	299,210

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

REPORT ON EXECUTIVE COMPENSATION

      The objectives of the Company’s Executive Compensation Program are to enhance the profitability of the Company, and thus shareholder value, by aligning employee compensation with the financial interests of the shareholders of the Company, and to attract, motivate, reward and retain employees, including Executive Officers, who contribute to the long-term success of the Company. In furtherance of these goals, the Company’s compensation program for Executive Officers includes base salary, annual incentive compensation and long-term incentive compensation. At the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation.

      Salary. The Compensation Committee determines base salaries for the Executive Officers, including the CEO, based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and the compensation levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.

      Incentive Compensation. The Compensation Committee determines the amount of annual cash incentive bonus, if any, for certain of the Executive Officers. These incentive bonuses are based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, contribution, performance, the bonus levels of similarly positioned executives in comparable companies, and upon the judgment as to the impact of the individual on the financial performance of the Company.

      The Company has a 401(k) plan (the “Plan”) covering eligible employees meeting certain service requirements. Pursuant to the provisions of the Plan, eligible employees may make salary deferrals (before tax) of up to 100% of their total compensation per plan year, subject to a specified maximum contribution as determined by the Internal Revenue Service. The Plan also includes provisions that authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the Plan. The trustees under the Plan invest the assets of each participant’s account as directed by the participants. During the fiscal year ended April 30, 2004, the Company made employer matching 401(k) contributions to the Plan for all participating employees totaling approximately $54,000.

      Stock Awards. It is the intent of the Stock Award Plan to provide the means through which employees, including Executive Officers, can build a financial stake in the Company, so as to align the employees’ economic interests with those of shareholders. The Stock Award Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors, consultants, and independent contractors. The Company believes that equity ownership among employees is an incentive which can enhance the Company’s growth, profitability, and, accordingly, shareholder value.

      In January 2004, the Compensation Committee awarded 10,000 shares of restricted stock to certain employees, 119,642 incentive stock options to certain employees, and 36,358 non-qualified stock options to certain employees and one of the Company’s Directors. In March 2004, the Compensation Committee awarded 10,000 incentive stock options to one employee.

      In June 2004, the Compensation Committee awarded 5,200 shares of restricted stock to certain employees and 54,900 incentive stock options to certain employees.

      Compensation Deductibility Policy. The Company does not anticipate that Section 162 (m) of the Internal Revenue Code, which limits the tax deduction for certain executive compensation exceeding $1,000,000, will have any impact on the compensation policies of the Company.

      The tables included in this Proxy Statement and accompanying narrative and footnotes reflect the decisions covered by the above discussion.

      Submitted by the Compensation Committee of the Company’s Board of Directors.

Robert T. McWhinney, Jr., Chairman
Samuel E. Allen
Gilbert L. Danielson

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2004, with management and the independent auditors, Deloitte & Touche LLP. Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with the independent auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). This information was discussed with the independent auditors.

      Based on discussions with management and the Company’s independent auditors, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2004.

      Submitted by the Audit Committee of the Company’s Board of Directors.

     Felker W. Ward, Jr., Chairman

     Samuel E. Allen
     Gilbert L. Danielson

COMPENSATION OF DIRECTORS

      Currently, each Director is paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, Directors who are members of a committee of the Board of Directors, but who are not Executive Officers of the Company, are paid a fee of $600 for each committee meeting attended.

      Directors’ Deferred Compensation Plan. The Company maintains a Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of a committee of the Board of Directors, respectively, but excludes awards of restricted stock or stock options.

      The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his or her individual rights or obligations as a participant under the Deferred Compensation Plan.

      The Company will make payments of deferred compensation and the earnings on such deferred compensation, pursuant to the provisions of the Deferred Compensation Plan, at the time specified by each participant, in a lump sum, subject to the Plan’s restrictions and limitations, or, at the sole discretion of the participant, in no more than five equal annual installments. For the year ended April 30, 2004, three members of the Board of Directors participated in the Deferred Compensation Plan.

SHAREHOLDER RETURN

      Set forth below is a line graph comparing, for the five-year period ending April 30, 2004, the cumulative total shareholder return (assuming reinvestment of dividends) on the Company’s Common Stock, with that of: (i) all U.S. companies quoted on NASDAQ; (ii) all retail trade companies quoted on NASDAQ; and (iii) all companies in the Dow Jones U.S. Heavy Construction Index. The comparison assumes $100 was invested on April 30, 1999, in the Company’s Common Stock and in each of the indices shown. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	4/30/99	4/30/00	4/30/01	4/30/02	4/30/03	4/30/04

Abrams Industries, Inc.	$100.00	$100.30	$97.60	$151.00	$120.30	$127.10

NASDAQ Stock Market (US Companies)	100.00	151.50	82.90	66.60	58.20	76.10

NASDAQ Retail Trade Stocks	100.00	74.60	58.10	77.90	68.10	90.80

Dow Jones U.S. Heavy Construction Index	100.00	121.86	172.55	157.76	132.59	150.09

INFORMATION CONCERNING THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANT

      Deloitte & Touche LLP was the independent public accountant for the Company for the fiscal year ended April 30, 2004. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and respond to appropriate questions. The Board of Directors has not selected the independent public accountant for the present fiscal year because the matter has not yet been considered.

      On May 23, 2002, the Company dismissed Arthur Andersen LLP as its principal accountant, and engaged Deloitte & Touche. The decision to change the independent public accountant was approved by the Audit Committee of the Company. Arthur Andersen did not report on the financial statements of the Company in the past two fiscal years. In connection with the period from the engagement of Arthur Andersen on October 25, 2001, through May 23, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference to the subject matter of the disagreements in the subsequent interim period.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the period from the engagement of Arthur Andersen on October 25, 2001, through May 23,

2002. During the Company’s fiscal years ended April 30, 2001, and April 30, 2002, and the subsequent interim period through May 23, 2002, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees

      The following table sets forth the aggregate fees billed by Deloitte & Touche for the Company’s fiscal years ended April 30, 2003, and 2004.

Fees Billed in Last Two Fiscal Years

	Year Ended April 30,

	2003	2004

Audit	$149,000	$135,500
Audit-Related (1)	7,000	7,500
Tax (2)	113,325	133,695

Total	$269,325	$276,695

(1)	Includes fees for the audit of the 401(k) Plan.
(2)	Includes fees for tax return preparation and other services.

Pre-Approval of Audit and Permissible Non-Audit Services

      Pursuant to its Charter, the Audit Committee is responsible for the pre-approval of all audit services and all permissible non-audit services to be performed for the Company by the independent public accountant. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called “specific pre-approval;” or (2) by the description in sufficient detail in an appendix to the Policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration — called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee, or one of its members to whom the Committee has delegated specific pre-approval authority. The appendix to the Policy describes the services which have received general pre-approval. These general pre-approvals allow the Company to engage the independent accountants for the enumerated services subject to fee limits per engagement and aggregate limits per service for a fiscal year. Any engagement of the independent public accountants pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The Policy does not delegate the Audit Committee’s responsibility to pre-approve services performed by the independent public accountant to management.

CORPORATE GOVERNANCE AND COMMUNICATING WITH THE BOARD

      The Company has adopted a code of ethics applicable to its employees, Directors and Executive Officers, including the Chief Executive Officer and senior financial officers. It is available at the Company’s website, www.abramsindustries.com, through the “Corporate Governance” link. The charters for the Audit, Compensation and Nominating Committees are also available at that site.

      Shareholders wishing to communicate with the Board of Directors may do so by writing to them in care of the Secretary of the Company, 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339. The Company’s management may first review, sort and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business.

SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Company’s 2005 Annual Meeting of Shareholders in accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, and shareholder nominations proposed for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must be received by the Company at its executive offices on or before March 29, 2005, in order to be eligible for inclusion in the Proxy Statement and form of proxy. See “Nomination of Directors” above. In accordance with the Company’s Bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, must generally be presented to the Secretary not less than sixty days nor more than ninety days prior to that meeting. The Bylaws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the Bylaws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the Bylaws, which are available upon request of the Company.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

July 30, 2004

Appendix A

ABRAMS INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose and Authority

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors and the performance of financial management; and (3) the Company’s ethical and legal compliance. In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company’s independent accountants, internal auditors, management, and the Board.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent accountant and to any advisors the Committee retains.

II.	Membership Requirements

      The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be “independent” within the meaning of the listing standards of the Nasdaq Stock Market, including the independence standards for Committee members prescribed by Rule 10A-3 under the Securities Exchange Act. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member shall be an “audit committee financial expert” within the meaning of the rules of the Securities & Exchange Commission. Members of the Committee shall also meet such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of the Nasdaq Stock Market. Committee members should be able to devote sufficient time to carrying out the responsibilities of a member of the Committee.

III.	Meetings and Governance

      The Committee shall meet in connection with the Company’s annual audit and for other purposes as circumstances dictate. To foster open communications, the Committee will meet in executive sessions with the independent accountants, internal auditors and management as appropriate. The Committee will report its activities and findings to the Board on a regular basis.

      The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

IV.	Duties, Responsibilities and Activities

      While the Committee has the duties and responsibilities set forth in this Charter, management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls and management’s report thereon; and the Company’s independent accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States, for expressing an opinion as to their conformity with generally accepted accounting principles, for reviewing the Company’s quarterly financial statements and for attesting to management’s report on the Company’s internal control. The Committee’s responsibility is to monitor and oversee these processes.

      (A)     Review of Financial Statements, Reports and Charter

      The Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s internal financial management and independent accountants, as appropriate. Such review shall generally include candid discussions of the quality — not merely the acceptability — of the Company’s accounting principles as applied in its financial reporting. Reviews shall generally occur prior to dissemination of the statements, reports or other documents to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

▶	The annual financial statements and other material financial content of the Company’s Annual Reports to Shareholders and/or Annual Reports on Form 10-K.

▶	Any quarterly or other interim financial statements and other material financial content of the Company’s Quarterly Reports on Form 10-Q.

▶	Any other material external financial information, such as earnings releases.

▶	Any material internal reports prepared by the independent accountants, internal auditors or management.

▶	The annual report of the Committee for inclusion in the Company’s annual Proxy Statement.

▶	This Charter on an annual basis, or more frequently as circumstances dictate.

      The Chair or another member of the Committee may represent the entire Committee for purposes of reviewing quarterly information, other material external financial information such as earnings releases, or internal reports to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

      In addition to the reviews described above, the Committee shall from time to time perform the following duties and responsibilities and shall engage in the following activities to the extent necessary or appropriate in the judgment of the Committee:

      (B)     Relationship with Independent Accountants and Internal Auditors

▶	Appoint, compensate, retain, and terminate the independent accountants. The independent accountants shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent accountants for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent accountants, including resolution of disagreements between management and the independent accountants.

▶	Pre-approve all audit and permitted non-audit services provided to the Company by the independent accountants. The Committee may delegate pre-approval authority to a member or members of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next scheduled meeting.

▶	Receive a report or report update from the independent accountants, within the time periods prescribed by the rules of the Securities & Exchange Commission, on: all critical accounting policies and practices of the Company; all material alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and other material written communications between the independent accountants and management.

▶	Receive a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company. The Committee shall actively engage the independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take appropriate action to oversee the independence of the independent accountants.

▶	Oversee the objectives, activities and staffing of the internal auditors.

      (C)     Financial Reporting and Auditing Processes

▶	Oversee the integrity of the Company’s financial reporting process, both internal and external.

▶	Discuss with the independent accountants, internal auditors and management the overall scope and plans for their respective audits.

▶	Review with the independent accountants, the internal auditors and management the adequacy and effectiveness of the Company’s internal controls, including management’s report on the adequacy or effectiveness of internal controls and the fullness and accuracy of the Company’s financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles.

▶	Review the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial reporting, including the independent accountants’ judgments concerning the foregoing.

▶	In consultation with the independent accountants, management and the internal auditors, review any major changes or improvements to the Company’s financial and accounting principles and practices and internal controls.

▶	Discuss with management policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      (D)     Ethical and Legal Compliance

▶	Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

▶	Review and approve all transactions to which the Company is a party and in which any director and executive officer has a direct or indirect material interest, apart from in their capacity as director or executive officer.

▶	Oversee the development and administration of an appropriate ethics and compliance program, including a code or codes of ethics and business conduct.

      In addition, the Committee may perform any other activities in its discretion that are consistent with the Committee’s purpose, or as determined necessary or appropriate by the Board.

ABRAMS INDUSTRIES, INC.

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to Be Held on August 25, 2004.

    The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned’s shares of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 25th day of August, 2004, at 11:00 A.M., and at any and all adjournments thereof as follows:

(1)	Election of Directors

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:	ALAN R. ABRAMS; DAVID L. ABRAMS; J. ANDREW ABRAMS; SAMUEL E. ALLEN; GILBERT L. DANIELSON; MELINDA S. GARRETT; ROBERT T. McWHINNEY, JR.; AND FELKER W. WARD, JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

    (2)   For the transaction of such other business as may lawfully come before the Meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned; and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    It is understood that this Proxy confers discretionary authority in respect to matters not known to, or determined by, the undersigned at the time of mailing of notice of the Meeting.

    The Board of Directors favors a vote “FOR” all of the nominees listed in Item 1. Unless instructions to the contrary are indicated in the space provided for in Item 1, this Proxy will be so voted.

(Continued and to be dated and signed on reverse side)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 27, 2004, and the Proxy Statement furnished therewith.

Dated and signed:	, 2004

(Signature should agree with name hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign full corporate name by duly authorized officer.)

    This Proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to SunTrust Bank, Attn: Stock Transfer Department, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.